UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 8/11/2022
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2022, Covetrus, Inc. (the “Company”) announced that Matthew Foulston, the Company’s Executive Vice President and Chief Financial Officer, has informed the Company that he will be retiring from the Company effective December 31, 2022.

On August 5, 2022, the Company entered into an amendment (the “Amendment”) to Mr. Foulston’s employment agreement, dated as of May 11, 2020, in order to retain Mr. Foulston’s services through December 31, 2022, the final date of Mr. Foulston’s employment (the “Expiration Date”). The Amendment provides for, among other terms: (i) the vesting of outstanding equity grants held by Mr. Foulston on the earlier of the Expiration Date or the consummation of the previously disclosed acquisition of the Company pursuant to the transactions contemplated by that certain Agreement and Plan of Merger, by and among the Company, Corgi Bidco, Inc., and Corgi Merger Sub, Inc., dated May 24, 2022; (ii) the payment of Mr. Foulston’s annual bonus at an amount equal to the greater of Mr. Foulston’s 2022 target bonus or the amount earned based on the actual achievement of performance goals under the Company’s 2022 annual bonus plan; (iii) severance of $2,020,000 paid over twelve months following the Expiration Date; (iv) eighteen-months COBRA continuation; and (v) the payment of his base salary through the Expiration Date if his employment is terminated prior to the Expiration Date. In the event that Mr. Foulston’s employment is terminated prior to the Expiration Date, either by the Company without “cause,” by Mr. Foulston for “good reason” or by reason of death or “disability” (each as defined in the Amendment), Mr. Foulston will continue to be entitled to the payments and benefits described above, as well as payment of his base salary and provision of health benefits through the Expiration Date.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text, which is filed hereto as Exhibit 10.1 and incorporated by reference herein.

The Company has initiated a search to identify and recruit a candidate to fill this position.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Instrument of Amendment - Employment Agreement between Matthew Foulston and Covetrus, Inc.
99.1	Press Release dated August 11, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

Date:	August 11, 2022	By:	/s/ Margaret B. Pritchard
		Name:	Margaret B. Pritchard
		Title:	General Counsel & Corporate Secretary